UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Soliciting Material under §240.14a-12

Callidus Software Inc.
(Name of Registrant as Specified In Its Charter)

SAP SE and subsidiaries
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by SAP SE and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Callidus Software Inc.

Commission File No.: 000-50463

Atzberger video to CallidusCloud employees - Transcript

Dear Callidus Team,

My name is Alex Atzberger, President of SAP Hybris. I’m so excited for the news that just was released that SAP intends to acquire Callidus. This is a very big moment for both of our companies. And it’s very much an honor for me to be the first person from SAP to welcome you to the SAP family.

Callidus is a recognized market leader in the Lead to Money space. And bringing your company and your capabilities together with SAP’s portfolio gives us the immense opportunity to win in the CRM market.

This means a lot for us as a company but also obviously for you, and I want to give you a little bit more context on who SAP is as a company. SAP is a purpose-driven business. And our CEO, Bill McDermott, focuses our company on growing our business, working closely with our customers, creating a diverse workforce, and obviously, driving purpose in today’s economy and fulfilling our mission to make the world run better and improve people’s lives.

And so we’re excited to bring your capabilities into our portfolio so that we can work with customers and help them digitally transform their business.

Now, when I met Leslie, just a couple of weeks ago over dinner, I could see Leslie’s passion to win in the marketplace and to actually bring our companies together quickly and effectively so that we could actually join up and make — you know —our customers successful through the capabilities that both our companies have.

So again, I want to give you a very, very warm welcome to SAP, and I look forward to meeting all of you and to the great journey ahead.

Thank you so much.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “‘will” and similar expressions as they relate to SAP or Callidus Software Inc. are intended to identify such forward-looking statements. This release contains forward-looking statements that involve risks and uncertainties concerning the parties’ ability to close the transaction and the expected closing date of the transaction, the anticipated benefits and synergies of the proposed transaction, anticipated future combined operations, products and services, and the anticipated role of CallidusCloud, its key executives and its employees within SAP following the closing of the transaction. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the outcome of regulatory reviews of the proposed transaction, the ability of the parties to complete the transaction, the failure to retain key CALLIDUSCLOUD employees, customer and partner uncertainty regarding the anticipated benefits of the transaction, the failure of SAP and CallidusCloud to achieve the anticipated synergies of the proposed transaction and other risks detailed in SAP’s and CallidusCloud’s SEC filings, including those discussed in SAP’s Annual Report on Form 20-F for the year ended December 31, 2016 and CallidusCloud’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SAP is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Additional Information About the Merger

In connection with the proposed merger, Callidus Software Inc. will file a proxy statement with the SEC. The definitive proxy statement will be sent or given to CallidusCloud stockholders entitled to vote at the special meeting relating to the transaction and will contain important information about the proposed merger and related matters. CallidusCloud’s stockholders are urged to read the definitive proxy statement (including any amendments or supplements thereto) carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because it will contain important information about the merger and the parties to the merger. Additionally, CallidusCloud and SAP will file other relevant materials in connection with the proposed acquisition of CallidusCloud by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Inc., Emerson One Acquisition Corp., a wholly owned subsidiary of SAP America, and CallidusCloud. SAP, CallidusCloud and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CallidusCloud stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of CallidusCloud’s participants in the solicitation, which may, in some cases, be different than those of CallidusCloud’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and CallidusCloud with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from CallidusCloud, once it is filed with the SEC, by contacting CallidusCloud Investor Relations through the investor contact page on the company’s website at http://investor.calliduscloud.com/about-us/investor-relations/investor-faq/